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                                               Exhibit 99.2


                             STOCK AGREEMENT


     STOCK AGREEMENT, dated as of July 31, 1995, among The Walt Disney Company, a Delaware corporation ("Purchaser"), Berkshire Hathaway, Inc., a Delaware corporation ("BH") and Thomas S. Murphy (solely for purposes of Section 1.04 hereof).

     WHEREAS, as of the date hereof subsidiaries and affiliates of BH (the "Shareholders") own (either beneficially or of record) 20,000,000 shares of common stock, par value $0.10 per share ("Company Common Stock"), of Capital Cities/ABC Inc., a New York corporation (the "Company") (all such shares and any shares hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the "Shares");

     WHEREAS, concurrently herewith, the Purchaser and the Company are entering into an Agreement and Plan of Reorganization (as such Agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub B (as defined in the Merger Agreement) will be merged (the "Company Merger") with and into the Company; and

     WHEREAS, as a condition to the willingness of the Purchaser to enter into the Merger Agreement, the Purchaser has requested that each Shareholder agree, and, in order to induce the Purchaser to enter into the Merger Agreement, each Shareholder has agreed to grant the Purchaser proxies to vote such Shareholder's Shares;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:


                                  ARTICLE I

     SECTION 1.01. TRANSFER OF SHARES. Until the close of business on the date of the special meeting of shareholders called to consider and vote upon the Company Merger (the "Special Meeting") and except as otherwise provided herein, BH will cause each Shareholder not to (a) sell, pledge or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Company Common Stock.

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     SECTION 1.02.  VOTING OF SHARES; FURTHER ASSURANCES.  BH will cause each Shareholder, by this Agreement, with respect to those Shares that it owns of record on the record date for voting at the Special Meeting, to vote such shares (or to execute written consents with respect to such Shares) (i) in favor of the adoption of the Merger Agreement and approval of the Company Merger and the other transactions contemplated by the Merger Agreement, (ii) against any Alternative Proposal (as defined in the Merger Agreement) and (iii) in favor of any other matter necessary to consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at the Special Meeting. BH will cause each Shareholder to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. BH acknowledges receipt and review of a copy of the Merger Agreement.

     SECTION 1.03. NO SOLICITATION. Prior to the Effective Time, (a) BH shall not permit any Shareholder or any subsidiary of any Shareholder or any of their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Company's shareholders) with respect to an Alternative Proposal (as defined in the Merger Agreement) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal and (b) BH will cause each Shareholder to notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

     SECTION 1.04. PRIOR PROXY. Thomas S. Murphy hereby agrees to relinquish all rights with respect to, and to not exercise any rights or powers pursuant to, the proxies given by the Shareholders pursuant to that certain Agreement dated July 2, 1986 among Capital Cities Communications, Inc., a New York corporation, and the Shareholders, as amended, and releases each Shareholder from any further liability or obligation thereunder to the extent necessary to comply with this Agreement.


                                  ARTICLE II


     SECTION 2.01. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

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          (a)  If to the Purchaser:

               The Walt Disney Company
               500 South Buena Vista Street
               Burbank, CA  91521
               Attention:  General Counsel

               with a copy to:

               Dewey Ballantine
               1301 Avenue of the Americas
               New York, NY 10019
               Attention:  Morton A. Pierce
               Telecopier No.: (212) 259-6333

          (b)  If to a Shareholder, at the address set forth on
     Schedule I hereto.

               Berkshire Hathaway, Inc.
               1440 Kiewit Plaza
               Omaha, NE  68131
               Attention:  Warren E. Buffett

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY  10019
               Attention:  Samuel C. Butler
               Telecopier No.:  (212) 474-3700


     SECTION 2.02. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 2.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent
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permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 2.04. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 2.05. CERTAIN EVENTS. BH agrees that this Agreement and the obligations hereunder shall attach to each Shareholder's Shares and shall be binding upon any person to which legal or beneficial ownership (as such term is applied under Rule 13d-3 of the Exchange Act) of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

     SECTION 2.06. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 2.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 2.08. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 2.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws.

     SECTION 2.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

     SECTION 2.11. TERMINATION. This Agreement shall terminate automatically immediately upon termination of the Merger Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              THE WALT DISNEY COMPANY



                              By: /s/ Michael D. Eisner
                                  ----------------------------
                                  Name:  Michael D. Eisner
                                  Title: Chairman of the Board
                                  and Chief Executive Officer





                              BERKSHIRE HATHAWAY, INC.



                              By: /s/ Warren E. Buffett
                                  ----------------------------
                                  Name:  Warren E. Buffett
                                  Title: Chairman of the Board
                                  and Chief Executive Officer




                                  /s/ Thomas S. Murphy
                                  ----------------------------
                                  Thomas S. Murphy
                                  (solely for purposes of
                                   Section 1.04 hereof)

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